Exhibit 4.3
Execution Version
FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) to the Indenture (as defined below), dated as of July 20, 2022, by and among Crestwood Sendero GP LLC, a Delaware limited liability company (“GP Buyer”), Sendero Midstream Partners, LP, a Delaware limited partnership (“Sendero LP”), Sendero Midstream Holdings, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Sendero LP (“Sendero Midstream Holdings”), Sendero Carlsbad Midstream, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Sendero LP (“Sendero Carlsbad Midstream”), and Sendero Carlsbad Finance, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Sendero LP (“Sendero Carlsbad Finance” and, together with GP Buyer, Sendero LP, Sendero Midstream Holdings, and Sendero Carlsbad Midstream, the “New Guarantors”), each a Domestic Subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), the Company, Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under the Indenture (as set forth on Schedule A attached hereto, collectively, the “Existing Guarantors”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented to the date hereof, the “Indenture”), dated as of March 14, 2017, providing for the issuance of the Issuers’ 5.75% Senior Notes due 2025 (the “Notes”);
WHEREAS, on May 25, 2022, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Energy Capital Partners III, LP, a Delaware limit partnership, Energy Capital Partners III-A, LP, a Delaware limited partnership, Energy Capital Partners III-B (Sendero IP), LP, a Delaware limited partnership, Energy Capital Partners III-C (Sendero IP), LP, a Delaware limited partnership, Carlsbad Co-Invest, LP, a Delaware limited partnership, ECP III (Sendero Co-Invest) Corp, a Delaware corporation, Sendero Midstream Management, LLC, a Delaware limited liability company, Sendero Midstream GP, LLC, a Delaware limited liability company (“Sendero GP”), GP Buyer and, solely for the purposes of Section 8.14 of the Purchase Agreement, Crestwood Equity Partners LP, a Delaware limited partnership;
WHEREAS, on July 11, 2022 (the “Effective Date”), pursuant to the consummation of the transactions contemplated under the Purchase Agreement (the “Transactions”), the Company purchased all of the outstanding limited partnership interests in Sendero LP, and GP Buyer purchased all of the general partner interests in Sendero LP;
WHEREAS, upon the consummation of the Transactions, the Company was admitted as the sole limited partner of Sendero LP;
WHEREAS, upon the consummation of the Transactions, Buyer GP was admitted as the general partner of Sendero LP;
WHEREAS, as a result of the Transactions, each of the New Guarantors became a Domestic Subsidiary of the Company;

WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all Existing Guarantors, on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
2

8.EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.
9.SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
10.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.
[Remainder of page left intentionally blank]
3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: July 20, 2022
CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as Trustee

By:    /s/ Alejandro Hoyos
Name:    Alejandro Hoyos
Title:    Vice President

Signature Page to Crestwood 2025 Supplemental Indenture

ARROW MIDSTREAM HOLDINGS, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD ENERGY SERVICES LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PIPELINE LLC
ROUGH RIDER OPERATING LLC
ROUGH RIDER MIDSTREAM SERVICES LLC
CRESTWOOD SENDERO GP LLC

By: Crestwood Midstream Partners LP, its Sole Member

By: Crestwood Midstream GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

ARROW FIELD SERVICES, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE LOGISTICS LLC
FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICE INC.

By: Crestwood Services LLC, its Sole Shareholder

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By: Crestwood Services LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

CRESTWOOD SERVICES LLC

By: Crestwood Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC
BIGHORN DEVCO LLC
BOBCAT DEVCO LLC
PANTHER DEVCO LLC

By: Rough Rider Operating LLC, its Managing Member
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

SENDERO MIDSTREAM PARTNERS, LP

By: Crestwood Sendero GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO MIDSTREAM HOLDINGS, LLC

By: Sendero Midstream Partners, LP, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

SENDERO CARLSBAD MIDSTREAM, LLC
SENDERO CARLSBAD FINANCE, LLC

By: Sendero Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2025 Supplemental Indenture

SCHEDULE A
1.    ARROW FIELD SERVICES, LLC
2.    ARROW MIDSTREAM HOLDINGS, LLC
3.    ARROW PIPELINE, LLC
4.    ARROW WATER, LLC
5.    ARROW WATER SERVICES LLC
6.    BEARTOOTH DEVCO LLC
7.    BIGHORN DEVCO LLC
8.    BOBCAT DEVCO LLC
9.    CMLP TRES MANAGER LLC
10.    CMLP TRES OPERATOR LLC
11.    CRESTWOOD APPALACHIA PIPELINE LLC
12.    CRESTWOOD ARKANSAS PIPELINE LLC
13.    CRESTWOOD CRUDE LOGISTICS LLC
14.    CRESTWOOD CRUDE SERVICES LLC
15.    CRESTWOOD CRUDE TERMINALS LLC
16.    CRESTWOOD CRUDE TRANSPORTATION LLC
17.    CRESTWOOD DAKOTA PIPELINES LLC
18.    CRESTWOOD ENERGY SERVICES LLC
19.    CRESTWOOD MARCELLUS MIDSTREAM LLC
20.    CRESTWOOD MARCELLUS PIPELINE LLC
21.    CRESTWOOD MIDSTREAM OPERATIONS LLC
22.    CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
23.    CRESTWOOD OPERATIONS LLC
24.    CRESTWOOD PANHANDLE PIPELINE LLC
25.    CRESTWOOD PIPELINE LLC
26.    CRESTWOOD SALES & SERVICES INC.
27.    CRESTWOOD SERVICES LLC
28.    CRESTWOOD TRANSPORTATION LLC
29.    E. MARCELLUS ASSET COMPANY, LLC
30.    FINGER LAKES LPG STORAGE, LLC
31.    STELLAR PROPANE SERVICE, LLC
32.    PANTHER DEVCO LLC
33.    ROUGH RIDER MIDSTREAM SERVICES LLC
34.    ROUGH RIDER OPERATING LLC

Schedule A-1